Exhibit 20

World Omni Auto Receivables Trust 2005-B

Monthly Servicer Certificate

November 30, 2005

Aggregate Note Amount
Aggregate Note Amount

Original	963,947,000.00

Note Balance @ 10/31/05	885,819,266.38
Principal distributable amount	30,118,839.99

Note Balance @ 11/30/05	855,700,426.39

Class A-1 Note Amount
Note Amount

Original	185,000,000.00

Note Balance @ 10/31/05	106,872,266.38
Principal distributable amount	30,118,839.99

Note Balance @ 11/30/05	76,753,426.39

Class A-2 Note Amount
Note Amount

Original	265,000,000.00

Note Balance @ 10/31/05	265,000,000.00
Principal distributable amount	—

Note Balance @ 11/30/05	265,000,000.00

Class A-3 Note Amount
Note Amount

Original	193,000,000.00

Note Balance @ 10/31/05	193,000,000.00
Principal distributable amount	—

Note Balance @ 11/30/05	193,000,000.00

Class A-4 Note Amount
Note Amount

Original	282,000,000.00

Note Balance @ 10/31/05	282,000,000.00
Principal distributable amount	—

Note Balance @ 11/30/05	282,000,000.00

Class B Note Amount
Note Amount

Original	38,947,000.00

Note Balance @ 10/31/05	38,947,000.00
Principal distributable amount	—

Note Balance @ 11/30/05	38,947,000.00

Total
Distributable Amounts

Interest Distributable Amount	3,088,677.16
Principal Distributable Amount	30,118,839.99

Total	33,207,517.15

Class A-1
Distributable Amounts

Interest Distributable Amount	330,118.04
Principal Distributable Amount	30,118,839.99

Total	30,448,958.03

	Class A-2
Distributable Amounts

Interest Distributable Amount	949,583.33
Principal Distributable Amount	0.00

Total	949,583.33

	Class A-3
Distributable Amounts

Interest Distributable Amount	707,666.67
Principal Distributable Amount	0.00

Total	707,666.67

	Class A-4
Distributable Amounts

One-Month Libor	4.15938%
Coupon Rate	4.17938%

Interest Distributable Amount	949,415.82
Principal Distributable Amount	0.00

Total	949,415.82

	Class B
Distributable Amounts

Interest Distributable Amount	151,893.30
Principal Distributable Amount	0.00

Total	151,893.30

Interest Rate Swap Payment/(Receipt)	109,259.18
Interest Rate Swap Termination Payment	0.00

	Class A-1	Class A-2
Note Factors
11/30/2005	41.4883386%	100.0000000%

	Class A-3	Class A-4
Note Factors
11/30/2005	100.0000000%	100.0000000%

	Class B
Note Factors
11/30/2005	100.0000000%

	$	#
Pool Data

Original Pool Balance (includes amount on deposit in Pre-Funding Account)	973,683,838.38	44,510
Pre-Funding Contracts added 9/29/05	223,676,474.85	11,957
Pool Balance at 10/31/05	899,486,135.47	54,136
Principal Payments	27,910,436.32	814
Defaulted Receivables	471,903.85	30
Pool Balance at 11/30/05	871,103,795.30	53,292
Overcollateralization Target Amount	17,422,075.91
Recoveries	210,486.60

Weighted Average APR	7.72%
Weighted Average Remaining Term	56.29

Aggegate Net Losses	261,417.25
Average Net Loss Ratio	0.35%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ Second Priority Principal Distributable Amount	0.00

	Advance	Reserve Fund
Account Balances

Balance as of 10/31/05	106,236.64	11,001,642.02
Investment Earnings		36,065.31
Balance as of 11/30/05	124,672.14	11,037,707.33
Change	18,435.50	36,065.31
Reserve Fund Requirement		10,630,817.92
Reserve Fund Supplemental Requirement/(Excess)		(370,824.10)

	Total
Distribution per $1,000

Distribution Amount	34.4495259

Interest Distribution Amount	3.2041981
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	31.2453278

	Class A-1
Distribution per $1,000

Distribution Amount	164.5889623

Interest Distribution Amount	1.7844218
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	162.8045405

	Class A-2
Distribution per $1,000

Distribution Amount	3.5833333

Interest Distribution Amount	3.5833333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-3
Distribution per $1,000

Distribution Amount	3.6666667

Interest Distribution Amount	3.6666667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-4
Distribution per $1,000

Distribution Amount	3.3667228

Interest Distribution Amount	3.3667228
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class B
Distribution per $1,000

Distribution Amount	3.9000000

Interest Distribution Amount	3.9000000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Total
Servicing Fee

Amount of Servicing Fee Paid	749,571.78
Total Unpaid	0.00

	#	$
Delinquent Receivables

Past Due 31-60 days	546	7,483,895.37
Past Due 61-90 days	112	1,641,906.64
Past Due 91 + days	30	373,522.08

Total	688	9,499,324.09